As filed with the Securities and Exchange Commission on February 25, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Bank of N.T. Butterfield & Son Limited
(Exact Name of Registrant as Specified in Its Charter)

Bermuda (State or other jurisdiction of incorporation or organization)	Not Applicable (Translation of registrant’s name into English)	Not Applicable (I.R.S. Employer Identification No.)
65 Front Street
Hamilton, HM 12
Bermuda
+1 441 295 1111
(Address and telephone number of registrant’s principal executive offices)

C T Corporation System
28 Liberty St.
New York, NY 10005
United States
(212) 590-9070
(Name, address and telephone number of agent for service)

Copy to:
Catherine M. Clarkin
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
+1 (212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
                                    Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Shares
Dollar Preference Shares
Depositary Shares (2)
Debt Securities
Warrants (3)
Units
(1) An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of the entire registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.
(2) Each depositary share will be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public whole or fractional interests in Dollar preference shares registered hereunder, depositary receipts will be distributed to those persons purchasing such interests and such shares will be issued to the depositary under the deposit agreement.
(3) Warrants represent rights to purchase common shares, Dollar preference shares or debt securities registered hereunder.

PROSPECTUS
The Bank of N.T. Butterfield & Son Limited
Common Shares
Dollar Preference Shares
Depositary Shares
Debt Securities
Warrants
Units

The securities identified above may be offered and sold from time to time by us in one or more offerings. We may also offer common shares upon conversion of debt securities, or common shares or debt securities upon exercise of warrants. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. When securities are offered under this prospectus, we will provide a prospectus supplement describing the specific terms of any securities to be offered, and the specific manner in which they may be offered, including the amount and price of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference, carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement and a pricing supplement, if any.
Our common shares are listed on the New York Stock Exchange and trade under the symbol “NTB” and on the Bermuda Stock Exchange under the symbol “NTB.BH”.

Investing in our securities involves certain risks. You should carefully read this prospectus and the applicable prospectus supplement and pricing supplement, if any, together with the documents incorporated by reference herein, before you make your investment decision. See “Risk Factors” on page 6 of this prospectus and our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as any additional risk factors included in, or incorporated by reference into, the applicable prospectus supplement and pricing supplement, if any, to read about factors you should consider before buying any of our securities.
We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.
Our common shares are not saving accounts or deposits and are not insured by any government agency.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 25, 2021.

We have not authorized any other person to provide you with information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement and pricing supplement and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 and the Exchange Control Act 1972 and related regulations. In addition, the permission of the Bermuda Monetary Authority (the “BMA”) is required, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares of Bermuda companies to or from a nonresident of Bermuda for exchange control purposes, other than in cases where the BMA has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a nonresident of Bermuda for exchange control purposes for so long as any “Equity Securities” of the company are listed on an “Appointed Stock Exchange” (which would include the New York Stock Exchange). In granting the general permission, the BMA does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this registration statement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. The prospectus does not contain all information included in the registration statement. You may review a copy of the registration statement through the SEC’s website, as described below. Under this shelf registration process, we may offer and sell the securities identified in this prospectus in one or more offerings. Each time we offer and sell securities, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information”.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we”, “us”, “our”, the “Company” or the “Group” or similar references mean The Bank of N.T. Butterfield & Son Limited and its consolidated subsidiaries and all references in this prospectus to “Butterfield” or the “Bank” means The Bank of N.T. Butterfield & Son Limited.
References to “BMD”, “BM$”, or “Bermuda Dollars” are to the lawful currency of Bermuda, and “USD”, “US$”, “$” and “US Dollars” are to the lawful currency of the United States of America. The Bermuda Dollar is pegged to the US Dollar on a one-to-one basis and therefore BM$1.00 = US$1.00.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained in or incorporated by reference into this prospectus that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations or assumptions regarding the future of our business, future plans and strategies, our operational results and other future conditions. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate” and other similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and the documents incorporated by reference into this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, capital and liquidity requirements, prospects, growth, strategies and the industry in which we operate.
There are important factors that could cause actual results to differ materially from those contemplated by such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described in the “Risk Factors” section of our annual report on Form 20-F for the fiscal year ended December 31, 2020 (the “Annual Report on Form 20-F”), which include, but are not limited to, the following:

•the impact of pandemics, including the COVID-19 pandemic, on our businesses and financial results and conditions;
•changes in economic and market conditions, particularly in our primary markets;
•the impact of geopolitical events and trade limitations;
•changes in market interest rates;
•the lack of a central bank or lenders of last resort in Bermuda and certain other jurisdictions in our primary markets;
•a decline in tourism in Bermuda or certain other jurisdictions in our primary market;
•severe weather and natural disasters disrupting our business;
•competition in the markets in which we operate;
•our ability to successfully execute our business plan and implement our growth strategy;
•our ability to successfully expand our business through acquisitions or investments;
•our ability to successfully develop and commercialize new or enhanced products and services;
•our ability to successfully manage our credit risk and the sufficiency of our allowance for credit loss;
•damage to our reputation from any of the factors described in this section, in “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;
•a decline in the residential real estate markets in Bermuda, the Cayman Islands or the Channel Islands and the United Kingdom;
•our reliance on appraisals and valuation techniques;
•changes in the value of our investment portfolio;
•fluctuations in foreign currency exchange rates;
•fluctuations in interest rates and inflation;
•prepayments of our loan and investment portfolios;
•our access to sources of liquidity and capital to address our liquidity needs;
•our reliance on other financial institutions and counterparties, such as clearing houses;
•changes in banks’ inter-bank lending rate reporting practices;
•our ability to attract and retain wealth management, trust and banking clients;
•a decline in our credit ratings;
•a default on, or a ratings downgrade of, the sovereign debt of the countries where we operate;

•our ability to attract and maintain highly skilled and qualified employees, including our senior management, other key employees and members of the Board;
•our reliance on third-party vendors;
•our reliance on representations provided to us about clients and counterparties;
•our exposure to litigation and regulatory actions;
•our ability to protect our intellectual property;
•the effectiveness of our insurance coverage;
•our reliance on the effective implementation, use and protection of technology systems used by us and by our vendors;
•our ability to prevent and mitigate cyber-security risks;
•the effectiveness of our internal disclosure controls and procedures;
•the adequacy of our risk management framework, systems and processes;
•the complex and changing regulatory environment in which we operate, including any changing regulatory requirements and restrictions placed on us by our principal regulator, the BMA, and other regulators, as well as our ability to comply with regulatory schemes in multiple jurisdictions;
•our effectiveness in complying with applicable privacy, data security and data protection laws;
•changes in accounting policies;
•our effectiveness in complying with applicable anti-corruption legislations;
•the impact of decisions made by the Financial Action Task Force (“FATF”) relating to our operating jurisdictions;
•the impact of economic substance legislation and regulations in our operating jurisdictions;
•the impact of proposed tax reform in Bermuda; and
•the impact of U.S. Federal income tax and tax information reporting requirements.
These factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus and our SEC filings.
Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by our forward-looking statements. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in or incorporated by reference into this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.
Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this prospectus, the documents incorporated herein, and any free writing prospectus we may authorize to be delivered to you speaks only as of the date of such statement. Except to the extent required by applicable law, we undertake no obligation to update any forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.
WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to a foreign private issuer and, accordingly, file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. The SEC’s website, at http://www.sec.gov, contains reports and other information in electronic form that we have filed. Information contained on, or that can be accessed through, the SEC’s website does not constitute a part of this prospectus.
We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website.
The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC on or after the date of this prospectus will be incorporated by reference into this prospectus and will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

We incorporate by reference into this prospectus the following documents or information filed by us with the SEC:
(1)the Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on February 23, 2021;
(2)our Pillar III filing for the six months ended June 30, 2020, included as an exhibit to our Report on Form 6-K filed with the SEC on August 28, 2020; and
(3)our notice of Annual General Meeting and proxy materials included as an exhibit to our Report on Form 6-K filed with the SEC on August 12, 2020.
All subsequent annual reports that we file on Form 20-F on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any applicable prospectus supplement will also be deemed to be incorporated by reference into this prospectus. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. We may also incorporate any other Form 6-K that we submit to the SEC on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any applicable prospectus supplement if the Form 6-K filing specifically states that it is incorporated by reference into the registration statement of which this prospectus forms a part.

You may request a copy of these filings by writing or telephoning us at our principal executive offices at the following address:
65 Front Street
Hamilton, HM 12
Bermuda
+1 441 295 1111

ABOUT THE BANK OF N.T. BUTTERFIELD & SON LIMITED

We are a full service bank and wealth manager headquartered in Hamilton, Bermuda. We operate our business through three geographic segments: Bermuda, the Cayman Islands, and the Channel Islands and the United Kingdom (the “UK”). We offer banking services, comprised of retail and corporate banking, treasury services, and wealth management, which consists of investment management, advisory and brokerage services, trust, estate, and company management in both our Bermuda and Cayman Islands segments, as well as custody services in our Bermuda segment. The Channel Islands and the UK segment include the jurisdictions of Guernsey and Jersey (Channel Islands), and the UK. In the Channel Islands, we provide a broad range of services to private clients and financial intermediaries, including private banking and treasury services, internet banking, wealth management and fiduciary services. In the UK, we provide mortgage services for high-value residential properties. We also have operations in The Bahamas, Canada, Mauritius, Singapore and Switzerland. As of December 31, 2020, we had total assets of $14.7 billion.
RISK FACTORS

Investing in our securities involves certain risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained under the caption “Risk Factors” and elsewhere in the Annual Report on Form 20-F, which is incorporated into this prospectus by reference, as updated by our annual reports for subsequent fiscal years that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.
USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes, unless otherwise specified in the applicable prospectus supplement.
SUMMARY OF THE SECURITIES WE MAY OFFER

We may use this prospectus to offer securities in one or more offerings. The applicable prospectus supplement and pricing supplement, if any, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement and pricing supplement, if any, where applicable, information about material United States federal income tax considerations and material Bermuda tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement and pricing supplement, if any.

Common Shares
We may sell our common shares, as defined below. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.
The authorized share capital of the Bank includes 2 billion voting ordinary shares, par value BMD $0.01 each (the “voting shares”), and 6 billion non-voting ordinary shares, par value BMD $0.01 each (the “non-voting shares” and, together with the voting shares, the “common shares”). As of December 31, 2020, there were 50,010,948 voting ordinary shares issued and outstanding and no non-voting ordinary shares issued and outstanding. All of the Bank’s issued and outstanding common shares are fully paid.
Dollar Preference Shares; Depositary Shares
We may sell our Dollar preference shares, as defined below, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the liquidation preference of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a Dollar preference share represented by each depositary share, whether we will list the Dollar preference shares or depositary shares on a securities exchange and any other specific terms of the series of Dollar preference shares.
The authorized share capital of the Bank includes 110,200,001 preference shares, par value $0.01 each (“Dollar preference shares”), and 50 million preference shares, par value £0.01 each (the “Sterling preference shares” and, together with the Dollar preference shares, the “preference shares”). As of December 31, 2020, there were no preference shares issued and outstanding.
Debt Securities
We may sell debt securities, including senior debt securities and subordinated debt securities, which may be senior or subordinated in priority of payment. We will provide a prospectus supplement in connection with an offering of debt securities, which will describe the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of any debt securities that we may issue from time to time.
Warrants
We may sell warrants to purchase our common shares, Dollar preference shares or debt securities. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.
Units
We may issue units consisting of one or more purchase contracts and beneficial interests in any of our securities described in the applicable prospectus supplement, securing the holders’ obligations to purchase the common shares, Dollar preference shares or depositary shares under the purchase contracts. The applicable prospectus supplement will describe the terms of the units, including, if applicable, collateral or depositary arrangements.

PLAN OF DISTRIBUTION

We may sell securities from time to time to purchasers directly, through broker-dealers acting as agents, dealers, or underwriters or through a combination of any of those methods of sale or as otherwise described in the applicable prospectus supplement. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices. The plan of distribution will be described in the prospectus supplement relating to any offering of securities.
VALIDITY OF SECURITIES

The validity of the securities offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, as to matters of U.S. law, and by Conyers Dill & Pearman Limited, Hamilton, Bermuda, as to matters of Bermuda law.
EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
ENFORCEMENT OF CIVIL LIABILITIES

The Bank is incorporated under the laws of Bermuda. As a result, the rights of holders of the Bank’s common shares and preference shares will be governed by Bermuda law and the N.T. Butterfield & Son Bank Act, 1904 (as amended) and the Bank’s bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Some of our directors and officers, and some of the named experts referred to in this registration statement, are not residents of the United States, and a substantial portion of our assets and some or all of the assets of those persons are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. federal securities laws. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of common shares made hereby by serving C T Corporation System, 28 Liberty Street, New York, New York, 10005, our U.S. agent irrevocably appointed for that purpose.
It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions, or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

The Bank of N.T. Butterfield & Son Limited

Common Shares
Dollar Preference Shares
Depositary Shares
Debt Securities
Warrants
Units

PROSPECTUS

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 7.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following is an itemized statement of the estimated fees and expenses in connection with the offering of the securities registered hereunder.

Registration Statement filing fees	$ (1)
Blue Sky fees and expenses	(2)
Printing and engraving expenses	(2)
Trustee, registrar and transfer agent, depositary and warrant agent fees and expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)
Total	$

(1)    In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any registration fee until the time the securities are sold under this registration statement pursuant to a prospectus supplement.
(2)    Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.
ITEM 8.    INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 98 of the Companies Act 1981, as amended (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.
The registrant’s bye-laws provide that it shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. In addition, under the registrant’s bye-laws, each shareholder has agreed to waive any claim or right of action such shareholder might have, whether individually or by or in the right of the registrant, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for the registrant or any subsidiary thereof, provided such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the registrant which may attach to such director or officer. Section 98A of the Companies Act permits the registrant to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust whether or not the registrant may otherwise indemnify such officer or director.
The registrant maintains insurance policies under which coverage is provided (a) to its directors and officers, in their respective capacities as such, against loss arising from a claim made for any actual or alleged wrongful act, and (b) to itself with respect to payments which the registrant may make to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 9.    EXHIBITS.
The exhibits filed (unless otherwise noted) as a part of this registration statement are set forth in the accompanying Exhibit Index.
ITEM 10.    UNDERTAKINGS.
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(b)To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(c)To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(5)That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(7)That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(8)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of the registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(9)To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on February 25, 2021.
The Bank of N.T. Butterfield & Son Limited
By:    /s/ Michael Collins
Name:    Michael Collins
    Title:     Chairman and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below constitutes and appoints Michael Collins and Michael Schrum and each of them as his true and lawful attorney-in-fact and agent with full and several power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any such subsequent registration statement and reports on Form 6-K relating thereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons and in the capacities indicated on February 25, 2021.

Signature	Title
/s/ Michael Collins	Chairman and Chief Executive Officer
Michael Collins	(Principal Executive Officer)
/s/ Michael Schrum	Group Chief Financial Officer and Director
Michael Schrum	(Principal Financial Officer)
/s/ Craig Bridgewater	Group Head of Finance
Craig Bridgewater	(Principal Accounting Officer)
/s/ Alastair Barbour	Director
Alastair Barbour
/s/ Sonia Baxendale	Director
Sonia Baxendale
/s/ James Burr	Director
James Burr
/s/ Michael Covell	Director
Michael Covell
/s/ Mark Lynch	Director
Mark Lynch
/s/ Conor O’Dea	Director
Conor O’Dea
/s/ Jana Schreuder	Director
Jana Schreuder
/s/ Pamela Thomas-Graham	Director
Pamela Thomas-Graham
/s/ John Wright	Director
John Wright

EXHIBIT INDEX

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Bye-laws of The Bank of N.T. Butterfield & Son Limited (incorporated by reference to Exhibit 1.1 to the registrants Annual Report on Form 20-F for the year ended December 31, 2018).
3.2	The N.T. Butterfield & Son Bank Act, 1904 (incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form F-1, filed on August 4, 2016).
4.1	Form of Specimen of Common Registered Share Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s registration statement on Form F-1/A, filed on August 30, 2016).
4.2
Form of Senior Debt Securities Indenture between The Bank of N.T. Butterfield & Son Limited and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form F-3 filed on April 18, 2018).

4.3
Subordinated Debt Securities Indenture between The Bank of N.T. Butterfield & Son Limited and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of May 24, 2018 (incorporated by reference to Exhibit 4.1 to the Report of Foreign Private Issuer on Form 6-K filed on May 24, 2018).

4.4	First Supplemental Indenture, between The Bank of N.T. Butterfield & Son Limited and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of May 24, 2018, to Subordinated Debt Securities Indenture, dated as of May 24, 2018 (incorporated by reference to Exhibit 4.2 to the Report of Foreign Private Issuer on Form 6-K filed on May 24, 2018).
4.5	Second Supplemental Indenture, between The Bank of N.T. Butterfield & Son Limited and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of June 11, 2020, to Subordinated Debt Securities Indenture, dated as of May 24, 2018 (incorporated by reference to Exhibit 4.1 to the Report of Foreign Private Issuer on Form 6-K filed on June 11, 2020).
4.6	Form of Warrant Agreement.*
4.7	Form of Certificate of Designations of Dollar Preference Shares.*
4.8	Form of Depositary Shares.*
5.1	Opinion of Sullivan & Cromwell LLP, U.S. counsel for The Bank of N.T. Butterfield & Son Limited.
5.2	Opinion of Conyers Dill & Pearman Limited, Bermuda counsel for The Bank of N.T. Butterfield & Son Limited.
8.1	Opinion regarding tax matters.*
23.1	Consent of PricewaterhouseCoopers Ltd.
23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1 above).
23.3	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.2 above).
24.1	Power of attorney (included on signature page).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Form of Senior Debt Securities Indenture.
25.2
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Subordinated Debt Securities Indenture, dated as of May 24, 2018.

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*    To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities, to the extent applicable.